Filed pursuant to Rule 424(b)(3)

Registration No. 333-262608

PROSPECTUS SUPPLEMENT NO. 6

(to prospectus dated April 18, 2022)

Up to 25,483,334 Shares of Class A Common Stock Issuable Upon

Exercise of Warrants

Up to 106,508,061 Shares of Common Stock

Up to 8,424,034 Warrants

This prospectus supplement is being filed to update and supplement the information contained in the prospectus dated April 18, 2022 (the “Prospectus”), related to the issuance by us of up to an aggregate of up to 25,483,334 shares of our Class A common stock, $0.0001 par value per share (“Class A Common Stock”), which consists of (i) up to 8,233,334 shares of Class A Common Stock that are issuable upon the exercise of 8,233,334 warrants (the “Private Placement Warrants”) originally issued in a private placement at a price of $1.50 per warrant in connection with the initial public offering of Trebia Acquisition Corp., a Cayman Islands exempted company (“Trebia”), and (ii) up to 17,250,000 shares of Class A Common Stock that are issuable upon the exercise of 17,250,000 warrants (the “Public Warrants,” and together with the Private Placement Warrants, the “Warrants”) originally issued in the initial public offering of units of Trebia at a price of $10.00 per unit, with each unit consisting of one Class A ordinary share and one-third of one warrant. Each Warrant entitles the holder thereof to purchase one share of our Class A Common Stock at a price of $11.50 per share. On April 19, 2022, the holders of the Private Placement Warrants exercised them in full on a cashless basis in accordance with the terms of the Private Placement Warrants, which resulted in the net issuance of an aggregate of 3,532,372 shares of our Class A Common Stock in full settlement of the Private Placement Warrants. We will receive the proceeds from any exercise of any Public Warrants for cash, which amount of aggregate proceeds, assuming the exercise of all Public Warrants, could be up to $198.4 million. We believe the likelihood that holders of the Public Warrants will exercise their Warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the market price of our Class A Common Stock. If the market price for our Class A Common Stock is less than $11.50 per share, we believe holders of the Public Warrants will be unlikely to exercise their Warrants.

The Prospectus also relates to the offer and sale from time to time by the selling securityholders (including their transferees, donees, pledgees and other successors-in-interest) named in the Prospectus (collectively, the “Selling Securityholders”) of (a) 106,508,061 shares of Class A Common Stock (the “Total Resale Shares”), consisting of (i) 48,224,485 shares held directly by the Selling Securityholders, (ii) 22,077,319 shares of Class A Common Stock issuable to unitholders of S1 Holdco, LLC upon the redemption of their S1 Holdco Class B Units (and the corresponding exchange of their Class C common stock) (as defined in the Prospectus), (iii) 1,450,000 shares issuable from fully vested restricted stock units of the Company granted to Michael Blend and Just Develop It Limited (which, in the case of clauses (i), (ii) and (iii) above, were issued as equity merger consideration to securityholders of S1 Holdco, LLC and System1 SS Protect Holdings, Inc. and their respective subsidiaries and affiliates, pursuant to the Business Combination Agreement (as defined in the Prospectus) at an equity consideration value of $10.00 per share), (iv) 24,648,446 shares issued to Cannae Holdings, Inc. (“Cannae”) in connection with the Business Combination Agreement, Sponsor Agreement (as defined in the Prospectus) and Backstop Agreement (as defined in the Prospectus) at a price of $10.00 per share, (v) 2,533,324 shares issued to Cannae and 1,000,000 shares issued to certain of the other Selling Securityholders, together totaling an aggregate of 3,533,324 shares (the “Sponsor-Forfeited Shares”), which shares were forfeited by the Sponsors and issued to the above holders pursuant to the terms of the Sponsor Agreement in connection with the Business Combination and (vi) 6,574,487 shares originally issued to the Sponsors (as defined in the Prospectus) of Trebia in the form of Founder Shares (as defined in the Prospectus) at a price of approximately $0.002 per share, and (b) 8,424,034 Warrants consisting of (i) 8,233,334 Private Placement Warrants and (ii) 190,700 Public Warrants beneficially owned by certain directors and officers of the Company. We will not receive any proceeds from the sale of shares of our Class A Common Stock or the Warrants by the Selling Securityholders pursuant to the Prospectus. In addition to the cashless exercise and net settlement of the 8,233,334 Private Placement Warrants discussed above, on April 19, 2022, an aggregate of 1,450,000 shares of our Class A Common Stock were issued to Mr. Blend and Just Develop It Limited in full settlement of the 1,450,000 fully vested restricted stock units previously granted to them at the closing of the Business Combination.

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus, and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), and are subject to reduced public company reporting requirements. The Prospectus and this prospectus supplement complies with the requirements that apply to an issuer that is an emerging growth company.

Our Class A Common Stock and the Public Warrants are listed on the New York Stock Exchange (“NYSE”) under the symbols “SST” and “SST.WS,” respectively. On September 13, 2022, the closing price of our Class A Common Stock was $9.80 and the closing price for our Public Warrants was $1.62.

Prior to the extraordinary general meeting of Trebia in connection with the Business Combination, holders of 51,046,892 Trebia Class A Ordinary Shares exercised their right to redeem those shares for cash at a price of $10.00 per share, for an aggregate of $510,468,920, which represented approximately 99% of the total Trebia Class A Ordinary Shares then outstanding. The Total Resale Shares being offered under the Prospectus represent over 99% of our current total outstanding shares of Class A Common Stock as of the date of the Prospectus. Additionally, after the cashless exercise of the Private Placement Warrants discussed above, the Selling Securityholders own an additional 3,532,372 shares of Class A Common Stock, representing an additional 4.1% of the total outstanding Class A Common Stock. The sale of all the securities being offered in the Prospectus could result in a significant decline in the public trading price of our Class A Common Stock. Despite such a decline in the public trading price, the Selling Securityholders may still experience a positive rate of return on the securities they purchased or acquired due to the differences in the purchase prices described above. Based on the closing price of our Class A Common Stock referenced above, (a) the Selling Stockholders (other than the Sponsors and holders of the Sponsor-Forfeited Shares) may experience potential loss of up to $0.20 per share, (b) the Sponsors and holders of the Sponsor-Forfeited Shares may experience potential profit of up to $9.80 per share and (c) the holders of Public Warrants may experience potential loss of up to $1.70 per share upon exercise of the Warrant and sale of the underlying Class A Common Stock.

We will bear all costs, expenses and fees in connection with the registration of the shares of our Class A Common Stock and the Warrants under the Prospectus. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sales of the shares of our Class A Common Stock and the Warrants held by such Selling Securityholders.

See “Risk Factors” beginning on page 5 of the Prospectus to read about factors you should consider before investing in our Class A Common Stock or Warrants

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of the Prospectus or this prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is September 14, 2022.

PRINCIPAL STOCKHOLDERS

The following table sets forth information with respect to the beneficial ownership of our Common Stock immediately following the consummation of the Business Combination by:

•	each person known by us to beneficially own more than 5% of the outstanding shares of our Common Stock;

•	each of our directors;

•	each of our named executive officers; and

•	all of our directors and executive officers as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Except as described in the footnotes below and subject to applicable community property laws and similar laws, we believe that each person listed above has sole voting and investment power with respect to such shares. Unless otherwise noted, the address of each beneficial owner is c/o System1, 4235 Redwood Avenue, Marina Del Rey, CA 90066.

The beneficial ownership of our Class A common stock is based on 90,586,899 shares of Class A common stock issued and outstanding as of June 30, 2022.

Name of Beneficial Owner	Shares of Class A Common Stock+	Class A Common Stock Beneficial Ownership Percentage	Voting Power Percentage++
Directors and Executive Officers
Michael Blend(1)	760,000	*	*
Brian Coppola(2)	460,438	*	*
Paul Filsinger(3)	1,117,914	1.2%	*
Tridivesh Kidambi(4)	1,245,539	1.4%	1.1%
Jennifer Robinson(5)	40,914	*	*
Elizabeth Sestanovich(6)	333,096	*	*
Daniel Weinrot(7)	171,852	*	*
John Civantos(8)	279,646	*	*
William P. Foley, II(9)	5,641,387	6.2%	5.0%
Dexter Fowler(10)	15,200	*	*
Caroline Horn(11)	15,600	*	*
Moujan Kazerani(12)	90,800	*	*
Frank R. Martire, Jr.(13)	4,470,079	4.9%	4.0%
Christopher Phillips(14)	18,672,586	20.6%	16.6%
Jennifer Prince(15)	17,600	*	*
All Directors and Executive Officers (15 Individuals)	33,800,744	36.3%	29.9%
Greater than 5% Holders
Cannae Holdings, LLC(16)	25,450,559	28.1%	22.6%
Stanley Blend(17)	15,291,995	15.4%	13.6%
Nicholas Baker(18)	7,699,449	8.5%	6.8%

Notes:

*	Denotes less than 1%

+

Represents shares of Class A Common Stock that the stockholders shown (i) beneficially own as of the date of this prospectus supplement or (ii) have the right to acquire within 60 days upon exercise of (a) warrants, stock options and restricted stock units (“RSUs”) held by the stockholder or (b) the stockholder’s redemption right of any Class B Units in S1 Holdco held by such stockholder as described in the immediately subsequent footnote below. The shares included in this column are deemed to be outstanding in calculating the percentage ownership of Class A Common Stock of such stockholder, but are not deemed to be outstanding as to any other stockholder.

++

Includes shares that the stockholders shown have the right to acquire as of the date of this prospectus supplement or within 60 days thereafter as described in immediately preceding footnote above. Assumes redemption of all Class B Units by all members of S1 Holdco for shares of Class A Common Stock, which would have resulted in an additional 22,077,319 shares of Class A Common Stock outstanding as of the date of this prospectus supplement. Holders of Class B Units of S1 Holdco are entitled to have their Class B Units of S1 Holdco exchanged or redeemed for Class A Common Stock on a one-for-one basis or, at the election of the Company, a cash payment in an amount per Class B Unit of S1 Holdco redeemed and calculated based on the volume weighted average market price of a share of Class A Common Stock at the time of redemption. The Class B Units of S1 Holdco do not have voting rights, but holders of Class B Units of S1 Holdco own a corresponding number of shares of Class C Common Stock of the Company, which have voting rights and vote together with the shares of Class A Common Stock.

(1)

Consists of 35,000 Public Warrants exercisable for 35,000 shares of Class A Common Stock at an exercise price of $11.50 per share and 725,000 shares of Class A Common Stock, in each case held directly by Mr. Blend. Excludes (i) 172,440 shares of Class A Common Stock and 961,613 shares of Class A Common Stock issuable upon the exchange or redemption of 961,613 Class B Units of S1 Holdco (and cancellation of the corresponding shares of Class C Common Stock of the Company), in each case, held by OpenMail2, LLC (“OpenMail2”) and (ii) 1,045,077 shares of Class A Common Stock and 251,379 Class B Units of S1 Holdco (and the corresponding shares of Class C Common Stock of the Company), in each case, directly held by the Blend Family Foundation. OpenMail2 is jointly controlled by Michael Blend, Charles Ursini and Tridivesh Kidambi as members of the board of managers thereof and they may be deemed to jointly control the voting and dispositive power over the shares held by OpenMail2. The directors of the Blend Family Foundation are Michael Blend, Sandra Blend and Stanley Blend. The terms of the Public Warrants are set forth in the Warrant Agreement filed with the SEC on June 22, 2020 as Exhibit 4.1 to the Issuer’s Current Report on Form 8-K.

(2)

Consists of (i) 77,086 shares of Class A Common Stock and 225,969 shares of Class A Common Stock issuable upon the exchange or redemption of 225,969 Class B Units of S1 Holdco (and cancellation of the corresponding shares of Class C Common Stock of the Company) held directly by Mr. Coppola, (ii) 29,103 shares of Class A Common Stock issuable from vested RSUs awarded to the securityholder and (iii) 19,506 shares of Class A Common Stock and 108,774 shares of Class A Common Stock issuable upon the exchange of 108,774 Class B Units of S1 Holdco (and cancellation of the corresponding shares of Class C Common Stock of the Company), in each case from OpenMail2. The shares of Class A Common Stock and Class C Common Stock held by the securityholder gives pro forma effect to a distribution by OpenMail2, which shares are to be distributed to Mr. Coppola and OpenMail2’s other members on a pro rata basis in accordance with the terms of the OpenMail2 operating agreement.

(3)

Consists of (i) 335,032 shares of Class A Common Stock and 540,868 shares of Class A Common Stock issuable upon the exchange or redemption of 540,868 Class B Units of S1 Holdco (and cancellation of the corresponding shares of Class C Common Stock of the Company) held by Mr. Filsinger, (ii) 22,104 shares of Class A Common Stock issuable from vested RSUs awarded to the securityholder and (iii) 33,438 shares of Class A Common Stock and 186,472 shares of Class A Common Stock issuable upon the exchange of 186,472 Class B Units of S1 Holdco (and cancellation of the corresponding shares of Class C Common Stock of the Company), in each case from OpenMail2. The shares of Class A Common Stock and Class C Common Stock held by the securityholder gives pro forma effect to a distribution by OpenMail2, which shares are to be distributed to Mr. Filsinger and OpenMail2’s other members on a pro rata basis in accordance with the terms of the OpenMail2 operating agreement.

(4)

Consists of (i) 15,000 Public Warrants exercisable for 15,000 shares of Class A Common Stock at an exercise price of $11.50 per share held directly by Mr. Kidambi, (ii) 463,225 shares of Class A Common Stock and 436,093 shares of Class A Common Stock issuable upon the exchange or redemption of 436,093 Class B Units of S1 Holdco (and cancellation of the corresponding shares of Class C Common Stock of the Company), in each case held directly by Mr. Kidambi, (iii) 15,518 shares of Class A Common Stock held by Mr. Kidambi’s spouse (who is also an employee of the Company), (iv) an aggregate of 18,825 shares of Class A Common Stock issuable from vested RSUs awarded collectively to Mr. Kidambi and Mr. Kidambi’s spouse and (v) 45,142 shares of Class A Common Stock and 251,737 shares of Class A Common Stock issuable upon the exchange of 251,737 Class B Units of S1 Holdco (and cancellation of the corresponding shares of Class C Common Stock of the Company), in each case from OpenMail2. The shares of Class A Common Stock and Class C Common Stock held by the securityholder gives pro forma effect to a distribution by OpenMail2, which shares are to be distributed to Mr. Kidambi and OpenMail2’s other members on a pro rata basis in accordance with the terms of the OpenMail2 operating agreement.

(5)	Consists of (i) 4,074 shares of Class A Common Stock held directly by Ms. Robinson and (ii) 36,840 shares of Class A Common Stock issuable from vested RSUs awarded to the securityholder.
(6)

Consists of (i) 58,841 shares of Class A Common Stock and 208,595 shares of Class A Common Stock issuable upon the exchange or redemption of 208,595 Class B Units of S1 Holdco (and cancellation of the corresponding shares of Class C Common Stock of the Company) held by Ms. Sestanovich, (ii) 10,684 shares of Class A Common Stock issuable from vested RSUs awarded to the securityholder and (iii) 8,360 shares of Class A Common Stock and 46,617 shares of Class A Common Stock issuable upon the exchange of 46,617 Class B Units of S1 Holdco (and cancellation of the corresponding shares of Class C Common Stock of the Company), in each case from OpenMail2. The shares of Class A Common Stock and Class C Common Stock held by the securityholder gives pro forma effect to a distribution by OpenMail2, which shares are to be distributed to Ms. Sestanovich and OpenMail2’s other members on a pro rata basis in accordance with the terms of the OpenMail2 operating agreement.

(7)

Consists of (i) 38,464 shares of Class A Common Stock and 59,642 shares of Class A Common Stock issuable upon the exchange or redemption of 59,642 Class B Units of S1 Holdco (and cancellation of the corresponding shares of Class C Common Stock of the Company) held by Mr. Weinrot, (ii) 15,105 shares of Class A Common Stock issuable from vested RSUs awarded to the securityholder and (iii) 8,917 shares of Class A Common Stock and 49,724 shares of Class A Common Stock issuable upon the exchange of 49,724 Class B Units of S1 Holdco (and cancellation of the corresponding shares of Class C Common Stock of the Company), in each case from OpenMail2. The shares of Class A Common Stock and Class C Common Stock held by the securityholder gives pro forma effect to a distribution by OpenMail2, which shares are to be distributed to Mr. Weinrot and OpenMail2’s other members on a pro rata basis in accordance with the terms of the OpenMail2 operating agreement.

(8)

Consists of (i) 90,534 shares of Class A Common Stock held directly by Mr. Civantos, (ii) 100,000 shares of Class A common stock issuable upon the exercise of 100,000 Warrants, (iii) 13,500 shares of Class A Common Stock issuable from vested RSUs awarded to the securityholder and (iv) 75,612 shares of Class A Common Stock securities held by the John Civantos 2011 Family Trust, which shares held by the trust Mr. Civantos disclaims beneficial interest in such securities except to any pecuniary interest therein.

(9)

Consists of (i) 3,851,392 shares of Class A Common Stock held by Trasimene Capital Management, LLC, which shares have been given pro forma effect to Mr. Foley and are expected to be distributed to Mr. Foley and Trasimene Capital Management, LLC’s other members on a pro rata basis, (ii) 1,722,235 shares of Class A Common Stock held directly by Trasimene Trebia, LP (“Trasimene Sponsor”), (iii) 14,400 shares of Class A Common Stock issuable from vested RSUs awarded to the securityholder and (iv) 53,360 shares of Class A Common Stock held directly by Trasimene Trebia, LLC. The sole general partner of Trasimene Sponsor is Trasimene Trebia, LLC and the sole limited partner of Trasimene Sponsor is Cannae Holdings, Inc. Mr. Foley is the sole member of Trasimene Trebia, LLC, and therefore may be deemed to beneficially own the 1,722,235 shares of Class A Common Stock and 53,360 shares of Class A Common Stock held by Trasimene Sponsor and Trasimene Trebia, LLC, respectively, and ultimately exercises voting and dispositive power over such shares of Class A Common Stock. Mr. Foley disclaims beneficial ownership of the shares held by Trasimene Sponsor and only Cannae Holdings, Inc. holds any pecuniary interest therein. Mr. Foley is the Senior Managing Director and Managing Member of Trasimene Capital Management, LLC and therefore may be deemed to beneficially own the 4,826,303 shares of Class A Common Stock held by Trasimene Capital Management, LLC, and ultimately exercises voting and dispositive power over such shares of Class A Common Stock. Mr. Foley also disclaims beneficial ownership of the shares held by Trasimene Capital Management, LLC and Trasimene Trebia, LLC except to the extent of any pecuniary interest therein. The address of Trasimene Sponsor, Trasimene Capital Management, LLC and Trasimene Trebia, LLC is 1701 Village Center Circle, Las Vegas, NV 89134.

(10)	Consists of 15,200 shares of Class A Common Stock issuable from vested RSUs awarded to the securityholder.
(11)	Consists of 15,600 shares of Class A Common Stock issuable from vested RSUs awarded to the securityholder.
(12)

Consists of (i) 20,500 shares of Class A Common Stock and 40,700 shares of Class A Common Stock issuable upon exercise of 40,700 Public Warrants, in each case held directly by Mr. Kazerani, the spouse of Ms. Kazerani, (ii) 17,600 shares of Class A Common Stock issuable from vested RSUs awarded to the securityholder and (iii) 12,000 shares of Class A Common Stock held by Ms. Kazerani’s in-laws, over which shares Ms. Kazerani’s spouse has voting and dispositive power pursuant to a power of attorney granted to him.

(13)

Consists of (i) 2,762,282 shares of Class A Common Stock directly held by the BGPT Sponsor, (ii) 1,072,347 shares of Class A Common Stock issued upon the cashless exercise of 2,499,167 Warrants directly held by the BGPT Sponsor, (iii) 19,200 shares of Class A Common Stock issuable from vested RSUs awarded to the securityholder and (iv) 616,250 shares of Class A Common Stock from the automatic conversion of 616,250 shares of Class D Common Stock held by the BGPT Sponsor. Under the Issuer’s Certificate of Incorporation, the BGPT Sponsor’s shares of Class D Common Stock automatically converted into Class A Common Stock on a one-for-one basis on March 17, 2022, the first trading day that the volume-weighted average price of Class A Common Stock equaled or exceeded $12.50 per share for 20 trading days within a period of 30 consecutive trading days. The sole general partner of BGPT Sponsor is Bridgeport Partners GP LLC and the sole limited partner of BGPT Sponsor is Bridgeport Partners LP. Each of Frank R. Martire, Jr. and Frank Martire, III serve as a managing member of Bridgeport Partners GP LLC and therefore may be deemed to beneficially own the 4,450,879 shares of Class A Common Stock, and ultimately exercises voting and dispositive power over such shares held by BGPT Sponsor. Each of Frank R. Martire, Jr. and Frank Martire, III disclaims beneficial ownership of these shares and warrants except to the extent of any pecuniary interest therein.

(14)

Consists of shares of Class A Common Stock held directly by Just Develop It Limited. The principal address of Just Develop It Limited is Larch House, Parklands Business Park, Denmead, Hampshire, X0 P07 6XP, United Kingdom.

(15)	Consists of 11,733 shares of Class A Common Stock issuable from vested RSUs awarded to the securityholder.
(16)

27,181,770 shares of Class A Common Stock were issued to Cannae Holdings, LLC (“CHL”) pursuant to the Business Combination Agreement, the Backstop Agreement and the A&R Sponsor Agreement. CHL has since sold 1,731,211 shares of Class A Common Stock and now holds 25,450,559 shares of Class A Common Stock. CHL is a wholly-owned subsidiary of CHI. The address of the principal business office of CHI is 1701 Village Center Circle, Las Vegas, Nevada 89134.

(17)

Consists of (i) 5,609,130 shares of Class A Common Stock and 7,945,580 Class B Units of S1 Holdco (and the corresponding shares of Class C Common Stock of the Issuer), in each case, directly held by Lone Star, (ii) 636 shares of Class A Common Stock and 3,497 shares of Class A Common Stock issuable upon the exchange of 3,497 Class B Units of S1 Holdco (and cancellation of the corresponding shares of Class C Common Stock of the Company), in each case from OpenMail2, (iii) 592,514 shares of Class A Common Stock and 251,379 Class B Units of S1 Holdco (and the corresponding shares of Class C Common Stock of the Issuer) directly held by directly held by the Dante Jacob Blend Trust, for which Mr. Blend is the trustee, (iv) 592,514 shares of Class A Common Stock and 251,379 Class B Units of S1 Holdco (and the corresponding shares of Class C Common Stock of the Issuer) directly held by the Nola Delfina Blend Trust, for which Mr. Blend is the trustee, and (v) 45,367 shares directly held by Mr. Blend in his individual capacity. The shares of Class A Common Stock and Class C Common Stock held by the securityholder gives pro forma effect to a distribution by OpenMail2, which shares are to be distributed to Lone Star and OpenMail2’s other members on a pro rata basis in accordance with the terms of the OpenMail2 operating agreement.

(18)

Consists of (i) 7,208,087 shares held directly by Mr. Baker and (ii) 491,362 shares held directly by Honix Capital Limited, a limited private company registered in England and Wales (“Honix”). Mr. Baker is the sole director and controlling stockholder of Honix and has the sole voting and dispositive power over the securities held by Honix.

SELLING SECURITYHOLDERS

The Selling Securityholders listed in the table below may from time to time offer and sell any or all of the shares of Class A Common Stock and Warrants set forth below pursuant to the Prospectus of which this prospectus supplement forms a part. When we refer to the “Selling Securityholders” in the Prospectus and this prospectus supplement, we refer to the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors and other permitted transferees that hold any of the Selling Securityholders’ interest in the shares of Class A Common Stock and Warrants after the date of this prospectus.

The following table sets forth certain information provided by or on behalf of the Selling Securityholders concerning the Class A Common Stock and Warrants that may be offered from time to time by each Selling Securityholder pursuant to the Prospectus. The Selling Securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their securities after the date on which they provided us with information regarding their securities. Any changed or new information given to us by the Selling Securityholders, including regarding the identity of, and the securities held by, each Selling Securityholder, will be set forth in additional prospectus supplements or amendments to the registration statement of which the Prospectus is a part, if and when necessary. A Selling Securityholder may sell all, some or none of such securities in this offering. See the section entitled “Plan of Distribution” in the Prospectus.

	Before the Offering		Number of Securities Being Offered		After the Offering**
Name of Selling Securityholder+	Number of Shares of Class A Common Stock	Number of Warrants	Number of Shares of Class A Common Stock Being Offered	Number of Warrants Being Offered	Number of Shares of Class A Common Stock	Percentage of Outstanding Shares of Class A Common Stock++	Number of Warrants	Percentage of Outstanding Warrants
Directors and Executive Officers
Michael Blend(1)	760,000	35,000	760,000	35,000	—	—	—	—
Brian Coppola(2)	460,438	—	431,335	—	—	—	—	—
Paul Filsinger(3)	1,117,914	—	1,095,810	—	—	—	—	—
William P. Foley, II(4)	5,641,387	—	5,626,987	—	—	—	—	—
Tridivesh Kidambi(5)	1,245,539	15,000	1,226,714	15,000	—	—	—	—
Jennifer Robinson(6)	40,914	—	4,074	—	—	—	—	—
Elizabeth Sestanovich(7)	333,096	—	322,412	—	—	—	—	—
Daniel Weinrot(8)	171,852	—	156,747	—	—	—	—	—
John Civantos(9)	279,646	100,000	266,146	100,000	—	—	—	—
Moujan Kazerani(10)	90,800	40,700	73,200	40,700	—	—	—	—
5% or More Securityholders and Registration Rights Holders
Cannae Holdings, LLC(11)	25,450,559	—	25,450,559	—	—	—	—	—
Just Develop It Limited(12)	18,672,586	—	18,672,586	—	—	—	—	—
Lone Star Friends Trust(13)	13,558,843	—	13,558,843	—	—	—	—	—
Nicholas Baker(14)	7,699,449	—	7,699,449	—	—	—	—	—
BGPT Trebia, LP(15)	4,450,879	—	4,450,879	—	—	—	—	—
CEE Holdings Trust(16)	4,599,438	—	4,599,438	—	—	—	—	—
Stanley Blend(17)	1,733,153	—	1,733,153	—	—	—	—	—
The Blend Family Foundation(18)	1,296,456	—	1,296,456	—	—	—	—	—

Charles Ursini(19)	857,791	—	857,791	—	—	—	—	—
Securityholders with more than 600,000 Shares of Class A Common Stock
Richard Jones(20)	3,128,333	—	3,128,333	—	—	—	—	—
Mellow Mountain Holding Trust(21)	2,535,781	—	2,535,781	—	—	—	—	—
Marc Mezzacca(22)	1,765,368	—	1,765,368	—	—	—	—	—
William Thomas(23)	1,296,200		1,296,200
John Fries(24)	1,012,005	—	1,007,479	—	4,526	*	—	—
Dean DeBoer(25)	893,135	—	893,135	—	—	—	—	—
Securityholders with up to 600,000 Shares of Class A Common Stock
Securityholders with beneficial ownership of more than 350,000 shares up to 600,000 shares^ ^^	2,688,537	—	2,152,816	—	535,721	*	—	—
Securityholders with beneficial ownership of more than 200,000 shares up to 350,000 shares	1,225,534	—	1,225,534	—	—	*	—	—
Securityholders with beneficial ownership of more than 50,000 shares up to 200,000 shares^ ^^	3,570,346	—	3,131,156	—	439,190	*	—	—
Securityholders with beneficial ownership of up to 50,000 shares^^	1,637,782	—	1,627,782	—	—	*	—	—

*	Represents less than 1%.
**	Assumes all registered securities beneficially owned by the securityholder are sold.
+	Unless otherwise noted, the business address of each securityholder is c/o System1, Inc., 4235 Redwood Avenue, Marina Del Rey, CA 90066.
++

The percentage of beneficial ownership is based on 107,223,933 shares of Class A Common Stock outstanding, which includes 90,566,172 shares of Class A Common Stock outstanding as of May 17, 2022 and the redemption of all Class B Units by all members of S1 Holdco for shares of Class A Common Stock, which would result in an additional 22,077,319 shares of Class A Common Stock outstanding as of March 31, 2022. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them.

^

Includes a portion of the 4,826,303 shares of Class A Common Stock held by Trasimene Capital Management, LLC, which shares have been given pro forma effect to Trasimene Capital Management, LLC’s members and are excepted to be distributed to such members on a pro rata basis.

^^

The shares of Class A Common Stock and Class C Common Stock held by the securityholders give pro forma effect to a distribution of (i) 116,421 shares of Class A Common Stock and (ii) 649,196 shares of Class A Common Stock issuable upon the exchange of 649,196 Class B Units of S1 Holdco (and cancellation of the corresponding shares of Class C Common Stock of the Company), in each case held by Open Mail2, LLC (“OpenMail2”), which shares are expected to be distributed to such securityholders on a pro rata basis. OpenMail2 is jointly controlled by Michael Blend, Charles Ursini and Tridivesh Kidambi as members of the board of managers thereof and they may be deemed to jointly control the voting and dispositive power over the shares held by OpenMail2.

(1)

Consists of 35,000 Public Warrants exercisable for 35,000 shares of Class A Common Stock at an exercise price of $11.50 per share and 725,000 shares of Class A Common Stock, in each case held directly by Mr. Blend. Excludes (i) 172,440 shares of Class A Common Stock and 961,613 shares of Class A Common Stock issuable upon the exchange or redemption of 961,613 Class B Units of S1 Holdco (and cancellation of the corresponding shares of Class C Common Stock of the Company), in each case, held by OpenMail2, LLC (“OpenMail2”) and (ii) 1,045,077 shares of Class A Common Stock and 251,379 Class B Units of S1 Holdco (and the corresponding shares of Class C Common Stock of the Company), in each case, directly held by the Blend Family Foundation. OpenMail2 is jointly controlled by Michael Blend, Charles Ursini and Tridivesh Kidambi as members of the board of managers thereof and they may be deemed to jointly control the voting and dispositive power over the shares held by OpenMail2. The directors of the Blend Family Foundation are Michael Blend, Sandra Blend and Stanley Blend. The terms of the Public Warrants are set forth in the Warrant Agreement filed with the SEC on June 22, 2020 as Exhibit 4.1 to the Issuer’s Current Report on Form 8-K.

(2)

The disclosed beneficial ownership of the selling securityholder consists of (i) 77,086 shares of Class A Common Stock and 225,969 shares of Class A Common Stock issuable upon the exchange or redemption of 225,969 Class B Units of S1 Holdco (and cancellation of the corresponding shares of Class C Common Stock of the Company) held directly by Mr. Coppola, (ii) 29,103 shares of Class A Common Stock issuable from vested RSUs awarded to the securityholder and (iii) 19,506 shares of Class A Common Stock and 108,774 shares of Class A Common Stock issuable upon the exchange of 108,774 Class B Units of S1 Holdco (and cancellation of the corresponding shares of Class C Common Stock of the Company), in each case from OpenMail2. The securities offered by the selling securityholder pursuant to the registration statement of which this prospectus supplement forms a part consist of the securities described in clauses (i) and (iii) in the immediately preceding sentence. The shares of Class A Common Stock and Class C Common Stock held by the securityholder gives pro forma effect to a distribution by OpenMail2, which shares are to be distributed to Mr. Coppola and OpenMail2’s other members on a pro rata basis in accordance with the terms of the OpenMail2 operating agreement.

(3)

The disclosed beneficial ownership of the selling securityholder consists of (i) 335,032 shares of Class A Common Stock and 540,868 shares of Class A Common Stock issuable upon the exchange or redemption of 540,868 Class B Units of S1 Holdco (and cancellation of the corresponding shares of Class C Common Stock of the Company) held by Mr. Filsinger, (ii) 22,104 shares of Class A Common Stock issuable from vested RSUs awarded to the securityholder and (iii) 33,438 shares of Class A Common Stock and 186,472 shares of Class A Common Stock issuable upon the exchange of 186,472 Class B Units of S1 Holdco (and cancellation of the corresponding shares of Class C Common Stock of the Company), in each case from OpenMail2. The securities offered by the selling securityholder pursuant to the registration statement of which this prospectus supplement forms a part consist of the securities described in clauses (i) and (iii) in the immediately preceding sentence. The shares of Class A Common Stock and Class C Common Stock held by the securityholder gives pro forma effect to a distribution by OpenMail2, which shares are to be distributed to Mr. Filsinger and OpenMail2’s other members on a pro rata basis in accordance with the terms of the OpenMail2 operating agreement.

(4)

The disclosed beneficial ownership of the selling securityholder consists of (i) 3,851,392 shares of Class A Common Stock held by Trasimene Capital Management, LLC, which shares have been given pro forma effect to Mr. Foley and are expected to be distributed to Mr. Foley and Trasimene Capital Management, LLC’s other members on a pro rata basis, (ii) 1,722,235 shares of Class A Common Stock held directly by Trasimene Sponsor, (iii) 14,400 shares of Class A Common Stock issuable from vested RSUs awarded to the securityholder and (iv) 53,360 shares of Class A Common Stock held directly by Trasimene Trebia, LLC. The securities offered by the selling securityholder pursuant to the registration statement of which this prospectus supplement forms a part consist of the securities described in clauses (i), (ii) and (iv) in the immediately preceding sentence. The sole general partner of Trasimene Sponsor is Trasimene Trebia, LLC and the sole limited partner of Trasimene Sponsor is Cannae Holdings, Inc. Mr. Foley is the sole member of Trasimene Trebia, LLC, and therefore may be deemed to beneficially own the 1,722,235 shares of Class A Common Stock and 53,360 shares of Class A Common Stock held by Trasimene Sponsor and Trasimene Trebia, LLC, respectively, and ultimately exercises voting and dispositive power over such shares of Class A Common Stock. Mr. Foley disclaims beneficial ownership of the shares held by Trasimene Sponsor and only Cannae Holdings, Inc. holds any pecuniary interest therein. Mr. Foley is the Senior Managing Director and Managing Member of Trasimene Capital Management, LLC and therefore may be deemed to beneficially own the 4,826,303 shares of Class A Common Stock held by Trasimene Capital Management, LLC, and ultimately exercises voting and dispositive power over such shares of Class A Common Stock. Mr. Foley also disclaims beneficial ownership of the shares held by Trasimene Capital Management, LLC and Trasimene Trebia, LLC except to the extent of any pecuniary interest therein. The address of Trasimene Sponsor, Trasimene Capital Management, LLC and Trasimene Trebia, LLC is 1701 Village Center Circle, Las Vegas, NV 89134.

(5)

The disclosed beneficial ownership of the selling securityholder consists of (i) 15,000 Public Warrants exercisable for 15,000 shares of Class A Common Stock at an exercise price of $11.50 per share held directly by Mr. Kidambi, (ii) 463,225 shares of Class A Common Stock and 436,093 shares of Class A Common Stock issuable upon the exchange or redemption of 436,093 Class B Units of S1 Holdco (and cancellation of the corresponding shares of Class C Common Stock of the Company), in each case held directly by Mr. Kidambi, (iii) 15,518 shares of Class A Common Stock held by Mr. Kidambi’s spouse (who is also an employee of the Company), (iv) an aggregate of 18,825 shares of Class A Common Stock issuable from vested RSUs awarded collectively to Mr. Kidambi and Mr. Kidambi’s spouse and (v) 45,142 shares of Class A Common Stock and 251,737 shares of Class A Common Stock issuable upon the exchange of 251,737 Class B Units of S1 Holdco (and cancellation of the corresponding shares of Class C Common Stock of the Company), in each case from OpenMail2. The securities offered by the selling securityholder pursuant to the registration statement of which this prospectus supplement forms a part consist of the securities described in clauses (i), (ii), (iii) and (iv) in the immediately preceding sentence. The shares of Class A Common Stock and Class C Common Stock held by the securityholder gives pro forma effect to a distribution by OpenMail2, which shares are to be distributed to Mr. Kidambi and OpenMail2’s other members on a pro rata basis in accordance with the terms of the OpenMail2 operating agreement.

(6)

The disclosed beneficial ownership of the selling securityholder consists of (i) 4,074 shares of Class A Common Stock held directly by Ms. Robinson and (ii) 36,840 shares of Class A Common Stock issuable from vested RSUs awarded to the securityholder. The securities offered by the selling securityholder pursuant to the registration statement of which this prospectus supplement forms a part consist of the securities described in clause (i) in the immediately preceding sentence.

(7)

The disclosed beneficial ownership of the selling securityholder consists of (i) 58,841 shares of Class A Common Stock and 208,595 shares of Class A Common Stock issuable upon the exchange or redemption of 208,595 Class B Units of S1 Holdco (and cancellation of the corresponding shares of Class C Common Stock of the Company) held by Ms. Sestanovich, (ii) 10,684 shares of Class A Common Stock issuable from vested RSUs awarded to the securityholder and (iii) 8,360 shares of Class A Common Stock and 46,617 shares of Class A Common Stock issuable upon the exchange of 46,617 Class B Units of S1 Holdco (and cancellation of the corresponding shares of Class C Common Stock of the Company), in each case from OpenMail2. The securities offered by the selling securityholder pursuant to the registration statement of which this prospectus supplement forms a part consist of the securities described in clauses (i) and (iii) in the immediately preceding sentence. The shares of Class A Common Stock and Class C Common Stock held by the securityholder gives pro forma effect to a distribution by OpenMail2, which shares are to be distributed to Ms. Sestanovich and OpenMail2’s other members on a pro rata basis in accordance with the terms of the OpenMail2 operating agreement.

(8)

The disclosed beneficial ownership of the selling securityholder consists of (i) 38,464 shares of Class A Common Stock and 59,642 shares of Class A Common Stock issuable upon the exchange or redemption of 59,642 Class B Units of S1 Holdco (and cancellation of the corresponding shares of Class C Common Stock of the Company) held by Mr. Weinrot, (ii) 15,105 shares of Class A Common Stock issuable from vested RSUs awarded to the securityholder and (iii) 8,917 shares of Class A Common Stock and 49,724 shares of Class A Common Stock issuable upon the exchange of 49,724 Class B Units of S1 Holdco (and cancellation of the corresponding shares of Class C Common Stock of the Company), in each case from OpenMail2. The securities offered by the selling securityholder pursuant to the registration statement of which this prospectus supplement forms a part consist of the securities described in clauses (i) and (iii) in the immediately preceding sentence. The shares of Class A Common Stock and Class C Common Stock held by the securityholder gives pro forma effect to a distribution by OpenMail2, which shares are to be distributed to Mr. Weinrot and OpenMail2’s other members on a pro rata basis in accordance with the terms of the OpenMail2 operating agreement.

(9)

The disclosed beneficial ownership of the selling securityholder consists of (i) 90,534 shares of Class A Common Stock held directly by Mr. Civantos, (ii) 100,000 shares of Class A common stock issuable upon the exercise of 100,000 Warrants, (iii) 13,500 shares of Class A Common Stock issuable from vested RSUs awarded to the securityholder and (iv) 75,612 shares of Class A Common Stock securities held by the John Civantos 2011 Family Trust, which shares held by the trust Mr. Civantos disclaims beneficial interest in such securities except to any pecuniary interest therein. The securities offered by the selling securityholder pursuant to the registration statement of which this prospectus supplement forms a part consist of the securities described in clauses (i), (ii) and (iv) in the immediately preceding sentence.

(10)

The disclosed beneficial ownership of the selling securityholder consists of (i) 20,500 shares of Class A Common Stock and 40,700 shares of Class A Common Stock issuable upon exercise of 40,700 Public Warrants, in each case held directly by Mr. Kazerani, the spouse of Ms. Kazerani, (ii) 17,600 shares of Class A Common Stock issuable from vested RSUs awarded to the securityholder and (iii) 12,000 shares of Class A Common Stock held by Ms. Kazerani’s in-laws, over which shares Ms. Kazerani’s spouse has voting and dispositive power pursuant to a power of attorney granted to him. The securities offered by the selling securityholder pursuant to the registration statement of which this prospectus supplement forms a part consist of the securities described in clauses (i) and (iii) in the immediately preceding sentence.

(11)

27,181,770 shares of Class A Common Stock were issued to CHL pursuant to the Business Combination Agreement, the Backstop Agreement and the A&R Sponsor Agreement. CHL has since sold 1,731,211 shares of Class A Common Stock and now holds 25,450,559 shares of Class A Common Stock. CHL is a wholly-owned subsidiary of CHI. The address of the principal business office of CHI is 1701 Village Center Circle, Las Vegas, Nevada 89134.

(12)	Consists of shares of Class A Common Stock held by JDIL. Mr. Phillips is the controlling shareholder and a director of JDIL.

(13)

Consists of (i) 5,609,130 shares of Class A Common Stock and 7,945,580 Class B Units of S1 Holdco (and the corresponding shares of Class C Common Stock of the Issuer), in each case, directly held by Lone Star and (ii) 636 shares of Class A Common Stock and 3,497 shares of Class A Common Stock issuable upon the exchange of 3,497 Class B Units of S1 Holdco (and cancellation of the corresponding shares of Class C Common Stock of the Company) from OpenMail2. The shares of Class A Common Stock and Class C Common Stock held by the securityholder gives pro forma effect to a distribution by OpenMail2, which shares are to be distributed to Lone Star and OpenMail2’s other members on a pro rata basis.

(14)

Consists of (i) 7,208,087 shares held directly by Mr. Baker and (ii) 491,362 shares held directly by Honix Capital Limited, a limited private company registered in England and Wales (“Honix”). Mr. Baker is the sole director and controlling stockholder of Honix and has the sole voting and dispositive power over the securities held by Honix.

(15)

Consists of (i) 2,762,282 shares of Class A Common Stock directly held by the BGPT Sponsor, (ii) 1,072,347 shares of Class A Common Stock issued upon the cashless exercise of 2,499,167 Warrants directly held by the BGPT Sponsor and (iii) 616,250 shares of Class A Common Stock from the automatic conversion of 616,250 shares of Class D Common Stock held by the BGPT Sponsor. Under the Issuer’s Certificate of Incorporation, the BGPT Sponsor’s shares of Class D Common Stock automatically converted into Class A Common Stock on a one-for-one basis on March 17, 2022, the first trading day that the volume-weighted average price of Class A Common Stock equaled or exceeded $12.50 per share for 20 trading days within a period of 30 consecutive trading days. The sole general partner of BGPT Sponsor is Bridgeport Partners GP LLC and the sole limited partner of BGPT Sponsor is Bridgeport Partners LP. Each of Frank R. Martire, Jr. and Frank Martire, III serve as a managing member of Bridgeport Partners GP LLC and therefore may be deemed to beneficially own the 4,450,879 shares of Class A Common Stock, and ultimately exercises voting and dispositive power over such shares held by BGPT Sponsor. Each of Frank R. Martire, Jr. and Frank Martire, III disclaims beneficial ownership of these shares and warrants except to the extent of any pecuniary interest therein.

(16)

Consists of 1,191,217 shares of Class A Common Stock and 3,408,221 Class B Units of S1 Holdco (and the corresponding shares of Class C Common Stock of the Company), in each case, directly held by the CEE Holdings Trust. Jackson Hole Trust Co. is the trustee of the CEE Holdings Trust and has voting and dispositive power over the shares held by the CEE Holdings Trust but disclaims beneficial interest in such shares.

(17)

Consists of (i) 592,514 shares of Class A Common Stock and 251,379 Class B Units of S1 Holdco (and the corresponding shares of Class C Common Stock of the Issuer) directly held by the Dante Trust, (ii) 592,514 shares of Class A Common Stock and 251,379 Class B Units of S1 Holdco (and the corresponding shares of Class C Common Stock of the Issuer) directly held by the Nola Trust and (iii) 45,367 shares directly held by Mr. Blend in his individual capacity.

(18)

Consists of 1,045,077 shares of Class A Common Stock and 251,379 Class B Units of S1 Holdco (and the corresponding shares of Class C Common Stock of the Company), in each case, directly held by the Blend Family Foundation. The directors of the Blend Family Foundation are Michael Blend, Sandra Blend and Stanley Blend.

(19)

Consists of (i) 65,196 shares of Class A Common Stock and 294,766 Class B Units of S1 Holdco (and the corresponding shares of Class C Common Stock of the Issuer), in each case held direcly by FGL Labs, of which Mr. Ursini is the managing member, (ii) 86,773 shares of Class A Common Stock and 368,458 Class B Units of S1 Holdco (and the corresponding shares of Class C Common Stock of the Issuer), in each case held directly by the Ursini Children’s Trust, of which Mr. Ursini is the trustee, and (iii) 42,598 shares of Class A Common Stock directly held by Mr. Ursini.

(20)

Consists of (i) 3,125,255 shares of Class A Common Stock held by Kau Jones Family Trust of 2017, of which Mr. Jones is trustee, and (ii) 3,078 shares of Class A Common Stock held directly by Mr. Jones. The principal address of the holders is c/o Harvey’s Gaingels Protected LLC, 3 Main Street, Suite 214, Burlington, VT 05401.

(21)

Consists of 490,848 shares of Class A Common Stock and 2,044,933 Class B Units of S1 Holdco (and the corresponding shares of Class C Common Stock of the Company), in each case, directly held by the Mellow Mountain Holding Trust. Jackson Hole Trust Co. is the trustee of the Mellow Mountain Holding Trust and has voting and dispositive power over the shares held by the Mellow Mountain Holding Trust but disclaims beneficial interest in such shares.

(22)	Consists of shares of Class A Common Stock held directly by the reporting person, received in connection with the acquisition of NextGen Shopping, Inc.
(23)

Consists of shares of Class A Common Stock held directly by Mr. Thomas. The shares were received in connection with that certain consultancy agreement by and between JDI and Revnuu Limited, a private limited company registered in England and Wales (“Revnuu”), of which Mr. Thomas is a director. The principal address of Mr. Thomas and Revnuu is Belfry House, Bell Lane, Hertford, Hertfordshire, United Kingdom, SG14 1BP.

(24)	Consists of shares of Class A Common Stock held directly by the reporting person.
(25)	Consists of shared of Class A Common Stock held directly by Altech IT Inc. (“Altech”), of which Mr. Deboer is the president. The principal address of Altech is 9539 Stein Roard, Custer, WA 98240.